Exhibit 2.1

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXECUTION COPY

ASSET PURCHASE AGREEMENT

between

UCYCLYD PHARMA, INC.,

and

HYPERION THERAPEUTICS, INC.

dated as of

March 22, 2012

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

-i-

TABLE OF CONTENTS

(continued)

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

-ii-

TABLE OF CONTENTS

(continued)

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

-iii-

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”), dated as of March 22, 2012 (the “Signing Date”) is entered into among Ucyclyd Pharma, Inc., a Maryland corporation (“Seller”), Hyperion Therapeutics, Inc., a Delaware corporation (“Buyer”) and solely for the purposes set forth above its signature to this Agreement, Medicis Pharmaceutical Corporation, a Delaware corporation (“Medicis”).

RECITALS

WHEREAS, Seller is the owner of certain assets related to the development product currently referred to as HPN-100 (and formerly referred to as GT4P under the Prior Collaboration Agreement), which has been developed by Buyer for use in the treatment of urea cycle disorders and hepatic encephalopathies under the terms of the Prior Collaboration Agreement; and

WHEREAS, Seller wishes to sell and assign to Buyer, and Buyer wishes to purchase and assume from Seller, all of Seller’s rights, title, and interest in the Product (including certain specified liabilities), subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I

DEFINITIONS

The following terms have the meanings specified or referred to in this Article I:

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Active Moiety Product” means any product that comprises, incorporates or contains, in whole or in part, sodium phenylbutyrate or glycerol phenylbutyrate as an active pharmaceutical ingredient or any other active pharmaceutical ingredient that is, or converts to, phenylacetate.

“Affiliate” of a Person means any other Person that directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, the term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”) means the actual power, either directly or indirectly through one or more

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

UCYCLYD / HYPERION ASSET PURCHASE AGREEMENT

intermediaries, to direct or cause the direction of the management and policies of such entity, whether by the ownership of fifty percent (50%) or more of the voting stock of such entity, or by contract or otherwise. For purposes of this Agreement, the term “control” shall not apply to Persons that are venture capital or similar investment funds, and that acquired an ownership stake in a Party solely as a result of one or a series of bona fide private equity financings.

“Agreement” has the meaning set forth in the preamble.

“Amended and Restated Collaboration Agreement” means the Amended and Restated Collaboration by and between Seller and Buyer, effective as of March 22, 2012.

“Ammonul” means (a) the pharmaceutical product that Ucyclyd (directly or through its Affiliates or distributors) markets or sells in the United States pursuant to NDA 20-645 and any supplements thereto and (b) any other products that Ucyclyd (directly or through its Affiliates or distributors) markets or sells anywhere in the world that (i) contain the same combination of active pharmaceutical ingredients as the foregoing, (ii) are marketed or sold under the name “Ammonul” and (iii) have been approved by applicable Governmental Authorities for the treatment of UCD.

“Arbitration Panel” has the meaning set forth in Section 10.10(b)(ii).

“Assets” has the meaning set forth in Section 2.01.

“Assigned Contracts” has the meaning set forth in Section 2.01(e).

“Assignment and Assumption Agreement” has the meaning set forth in Section 3.02(a)(ii).

“Assumed Liabilities” has the meaning set forth in Section 2.03.

“Assumed Payments” has the meaning set forth in Section 2.05(d).

“Bill of Sale” has the meaning set forth in Section 3.02(a)(i).

“Brusilow Amendment” means that certain Settlement Agreement and First Amendment dated August 21, 2007 among Dr. Saul Brusilow, Brusilow Enterprises, LLC, and Seller (a subsidiary of Medicis).

“Brusilow License Agreement” means, collectively, the Brusilow Original Agreement and the Brusilow Amendment.

“Brusilow Original Agreement” means that certain License Agreement, dated April 16, 1999, among Dr. Saul Brusilow, Brusilow Enterprises, LLC, and Seller (as successor in interest to Medicis).

“Brusilow Parties” means Dr. Saul Brusilow and Brusilow Enterprises, LLC.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

UCYCLYD / HYPERION ASSET PURCHASE AGREEMENT

“Buphenyl” means (a) Buphenyl Powder, (b) Buphenyl Tablets, (c) the products that Ucyclyd (directly or through its Affiliates or distributors) markets or sells in the European Union under the name “Ammonaps” (EMA Product Number EMEA/H/C/000219), and (d) any other products that Ucyclyd (directly or through its Affiliates or distributors) markets or sells throughout the world that (i) contain sodium phenylbutyrate as the sole active pharmaceutical ingredient, (ii) are marketed or sold under the name “Buphenyl” or “Ammonaps,” and (iii) have been approved by applicable Governmental Authorities for the treatment of UCD.

“Buphenyl Powder” means the pharmaceutical product that Ucyclyd (directly or through its Affiliates or distributors) markets or sells in the United States pursuant to NDA 20-573 and any supplements thereto.

“Buphenyl Tablets” means the pharmaceutical products that Ucyclyd (directly or through its Affiliates or distributors) markets or sells in the United States pursuant to NDA 20-572 and any supplements thereto.

“Business” means the research, development, registration, commercialization, or any other use or exploitation of the Product.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York are authorized or required by Law to be closed for business.

“Buyer” has the meaning set forth in the preamble.

“Buyer Indemnitees” has the meaning set forth in Section 8.02.

“Buyer Party” has the meaning set forth in Section 4.04.

“Buyer Product Data” has the meaning set forth in Section 4.02(a).

“Buyer Section 8.05(a) Basket Exclusions” has the meaning set forth in Section 8.05(a).

“Buyer Section 8.05(c) Basket Exclusions” has the meaning set forth in Section 8.05(c).

“Change in Control” means the consummation of: (a) any merger, consolidation, business combination or sale of shares of stock other than in a direct issuance of shares of stock by a Party for fair value, that, if completed, will result in the stockholders of such Party prior to such transaction not having voting control of the surviving entity immediately after the transaction such that they, acting in concert with one another, could not elect a majority of the board of directors of the surviving entity; or (b) the sale, transfer, exchange or other disposition of all or substantially all of a Party’s assets or business relating to this Agreement (whether alone or in connection with a sale, transfer, exchange or other disposition of other assets or businesses of such Party). Notwithstanding the foregoing, Change in Control shall not include a financing transaction, either in the form of a private equity financing or public offering.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

UCYCLYD / HYPERION ASSET PURCHASE AGREEMENT

“Closing” has the meaning set forth in Section 3.01.

“Code” means the Internal Revenue Code of 1986, as amended.

“Contingent Payments” has the meaning set forth in Section 2.05(b).

“Direct Claim” has the meaning set forth in Section 8.06(c).

“Disclosure Schedules” means the Disclosure Schedules delivered by Seller and Buyer concurrently with the execution and delivery of this Agreement.

“Distributor Territories” has the meaning set forth in Section 4.01(b)(i).

“Dollars or $” means the lawful currency of the United States.

“Excluded Assets” has the meaning set forth in Section 2.02.

“Excluded Contracts” has the meaning set forth in Section 2.02(a).

“Excluded Liabilities” has the meaning set forth in Section 2.04.

“Existing Product” means the Product as described in (a) the NDA that Buyer submitted to FDA on December 23, 2011 for the treatment of UCD, or (b) the IND for the treatment of HE. It is acknowledged that an Existing Product may be used to treat UCD and HE in additional patient populations beyond those covered by the foregoing NDA and IND and that this definition of Existing Product is not intended to exclude Product merely because it is used in such additional patient populations. For clarity, the Existing Product is intended for oral or other gastrointestinal administration, and any Product intended for other routes of administration is not an Existing Product.

“Existing Product Indications” means UCD and HE.

“FDA” means the United States Food and Drug Administration, or any successor agency thereto.

“FDA Transfer of Ownership Letter” means the letter submitted by each of the Parties and the application form submitted by Buyer to the FDA notifying the agency of the change in ownership of the NDA in accordance with Title 21 of the Code of Federal Regulations, Section 314.72.

“Governmental Authority” means any any court, tribunal, arbitrator, agency, legislative body, commission, official or other instrumentality of: (a) any government of any country; or (b) a federal, state, province, county, city or other political subdivision thereof.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

UCYCLYD / HYPERION ASSET PURCHASE AGREEMENT

“HE” means hepatic encephalopathy or hepatic encephalopathies.

“HPN-100 Know-How” means: (a) Know-How (other than Ucyclyd Manufacturing Know-How) used for, or prepared in connection with, the development or commercialization of the Product that is (i) owned by Seller, or (ii) in-licensed by Seller to the extent licensable or assignable to Buyer; and (b) any and all intellectual property rights in or to any of the foregoing (other than Patents).

“HPN-100 Patents” means the Patents set forth on Schedule 2.01(c), along with any (a) any substitutions, divisions, continuations, or continuations-in-part thereof, (b) any Patents claiming priority to or issuing from any of the foregoing; and (c) any reissues, renewals, registrations, confirmations, re-examinations and extensions of such Patents, in each case anywhere in the world.

“HPN-100 Technology” means HPN-100 Patents and HPN-100 Know-How.

“Hyperion Manufacturing Technology” means (a) any Know-How for the manufacture or supply of Product that (i) was developed by Buyer and that is owned by Seller under the Prior Collaboration Agreement, or (ii) was otherwise developed or acquired by Seller on or after August 23, 2007, (b) any and all intellectual property rights in or to any of the foregoing (other than Patents), and (c) any Patents arising from any of the foregoing.

“IND” means an investigational new drug application submitted by a sponsor to the FDA pursuant to 21 C.F.R. Part 312, or to the extent applicable outside the United States, any other similar application submitted to the appropriate Governmental Authority in a country or group of countries other than the United States, and any supplements or amendments to any of the foregoing

“Indemnified Party” has the meaning set forth in Section 8.06.

“Indemnifying Party” has the meaning set forth in Section 8.06.

“Initial Purchase Price” has the meaning set forth in Section 2.05(a).

“Know-How” means any and all technical, scientific, regulatory, clinical, medical, marketing, sales, financial and business information and data, know-how, formulations, trade secrets, techniques, processes, ideas, concepts, designs, original works of authorship, enhancements, derivative works, adaptations, discoveries and inventions.

“Knowledge of Buyer” or “Buyer’s Knowledge” or any other similar knowledge qualification with respect to the Buyer, means the actual knowledge of the Chief Executive Officer of Buyer, the *** of Buyer, or the *** of Buyer.

“Knowledge of Seller” or “Seller’s Knowledge” or any other similar knowledge qualification with respect to the Seller, means the actual knowledge of (a) the President and Chief Executive Officer of Seller or the Executive Vice President, Chief Financial Officer and

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

UCYCLYD / HYPERION ASSET PURCHASE AGREEMENT

Treasurer of Seller and (b) with respect to Section 5.09, Section 5.11, Section 5.12 and Section 5.13 only, the President and Chief Executive Officer of Seller, the Executive Vice President, Chief Financial Officer and Treasurer of Seller, or *** for Medicis and its Affiliates.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Liabilities” means liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.

“Lien” means any mortgage, lien (including mechanics, warehousemen, laborers and landlords liens), pledge, hypothecation, charge, community property interest, equitable interest, security interest, pre-emptive right, right of first refusal or similar restriction or right, option, judgment or title defect.

“Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that “Losses” shall not include punitive, indirect, special, incidental or consequential damages, except (a) in the case of fraud, (b) to the extent actually awarded to a Governmental Authority or other Third Party or (c) for consequential damages arising out of a breach by Seller of ***, or by Medicis of ***, or by Buyer of ***.

“Major Non-U.S. Territory” has the meaning set forth in Schedule 2.05(b).

“Marketed Products Pre-Closing Period” means the “Pre-Closing Period,” as defined in the Amended and Restated Collaboration Agreement.

“Marketed Products Rights” has the meaning set forth in Section 3.1 of the Amended and Restated Collaboration Agreement.

“Marketed Products Technology” has the meaning given to such term in the Amended and Restated Collaboration Agreement.

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, individually or in the aggregate, materially adverse to the results of operations, prospects, condition (financial or otherwise) or assets of the Business; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition, or change, directly or indirectly, arising out of or attributable to: (a) any changes, conditions or effects in the United States economy or securities or financial markets in general; (b) changes, conditions or effects that generally affect the industries in which the Business operates; (c) any change, effect or circumstance resulting from an action required or permitted by this Agreement, except pursuant to Section 5.03 and Section 7.07; (d) conditions caused by acts of terrorism or war (whether or not declared); or (e) conditions caused by Buyer or its Affiliates; provided further, however, that

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

UCYCLYD / HYPERION ASSET PURCHASE AGREEMENT

with respect to the NDA filed for HPN-100, FDA’s non-acceptance of the application and a Complete Response Letter are not considered events having a Material Adverse Effect.

“Medicis” has the meaning set forth in the preamble.

“NDA” means any new drug application that is submitted pursuant to the requirements of the FDA, 21 C.F.R. Part 314, or to the extent applicable outside the United States, any other similar application submitted to the appropriate Governmental Authority in a country or group of countries other than the United States, and any supplements or amendments to any of the foregoing.

“New Indications” has the meaning set forth in Section 4.02(c).

“Other Indication” means treatment for any disease other than UCD or HE.

“Parties” means, collectively, the Seller, Buyer and, solely for the purposes set forth above its signature to this Agreement, Medicis.

“Party” means Seller, Buyer or Medicis as the context so requires.

“Patents” means all: (a) U.S. issued patents (including re-examinations, reissues, renewals, and all extensions and term restorations), inventors’ certificates and foreign counterparts thereof; (b) pending applications for U.S. patents, including provisional applications, continuations, continuations- in-part, continued prosecution, divisional and substitute applications; and (c) non-U.S. counterparts or equivalents of the foregoing in subsections (a) and (b).

“Permit” means any permit, license, approval, consent or authorization issued by a Governmental Authority.

“Permitted Encumbrances” means those items set forth in Section 5.08 of the Disclosure Schedules.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Pre-Closing Tax Period” means any taxable period ending on or before the Signing Date and, with respect to any taxable period beginning before and ending after the Signing Date, the portion of such taxable period ending on and including the Signing Date.

“Price Approval” means, with respect to any country in which the price at which the applicable products are to be sold must be approved by a Governmental Authority for reimbursement or payment purposes, the receipt of approval by the applicable Governmental Authority with respect to such price.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

UCYCLYD / HYPERION ASSET PURCHASE AGREEMENT

“Prior Collaboration Agreement” means that certain Collaboration Agreement by and between Seller and Buyer, dated August 23, 2007, as previously amended on or about November 24, 2008, June 29, 2009, and October 12, 2009, which was amended, restated, and superseded by the Amended and Restated Collaboration Agreement.

“Product” means any products containing glyceryl tri-(4-phenylbutyrate) (including any analogs, metabolites, prodrugs, salts, isomers, enantiomers and other physical forms and derivatives thereof).

“Product Marks” means the trademarks set forth on Schedule 2.01(d).

“Product Records” means to the extent permitted by Law, all books and records necessary for, or prepared for the purpose of, the research, development, or commercialization (but not manufacture) of Product, including all clinical and preclinical reports, laboratory notebooks, patent prosecution files for the HPN-100 Patents, copies of all supplier lists, marketing studies, consultant reports, physician databases, and correspondence with respect to the Product to the extent maintained by Seller, all reports to and correspondence with the FDA, exception reports and investigations, specifications for raw materials and FDA communication thereon, communication relating to manufacturing or packaging with any of the FDA, vendors or suppliers, and all complaint files and adverse event files with respect to the Product, provided, however, that (a) Seller may retain, to the extent in Seller’s possession a copy of any such books and records to the extent necessary for Tax, accounting, litigation or regulatory or reporting requirements, and (b) any attorney work product, attorney-client communications and other items protected by privilege that are held by Seller shall be excluded. For the avoidance of doubt, while the Product Records include any and all INDs and NDAs for Product (including any portions thereof that reference any data, reports, studies, or study results for Buphenyl), Product Records does not include the original books and records for any such data, reports, studies, or study results for Buphenyl that were generated by Seller prior to August 23, 2007 (which instead are part of the UCD Data).

“Product Registrations” means (a) the approvals or registrations which have been received by the Seller and its Affiliates, for the investigation, clinical testing, sale, distribution and/or marketing of Product, and any applications therefor (including any NDAs and INDs), including those approvals and registrations set forth on Schedule 2.01(d), and (b) all dossiers, reports, data and other written materials filed by Seller and its Affiliates (or by Buyer on behalf of Seller or its Affiliates prior to the Signing Date) as part of such approvals, registrations, or applications.

“Product Rights” has the meaning set forth in Section 2.01.

“Purchase Price” has the meaning set forth in Section 2.05(e).

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

UCYCLYD / HYPERION ASSET PURCHASE AGREEMENT

“Restricted Business” means developing, marketing, promoting, manufacturing, selling, offering to sell, distributing, importing, or otherwise commercializing an Active Moiety Product for the treatment of UCD or HE (other than parenteral usage in HE).

“Restricted Period” has the meaning set forth in Section 7.02(a).

“Rules” has the meaning set forth in Section 10.10(b)(i).

“SDEA” has the meaning set forth in Section 7.11.

“Seller” has the meaning set forth in the preamble.

“Seller Basket Exclusions” has the meaning set forth in Section 8.05(b)

“Seller Indemnitees” has the meaning set forth in Section 8.04.

“Signing Date” has the meaning set forth in the preamble.

***.

“*** Orphan Designations” means (a) the orphan drug designation, dated ***, granted by the FDA to Seller for Product for ***; (b) the orphan drug designation, dated ***, granted by the FDA to Seller for Buphenyl for ***; and (c) any other orphan drug designation granted by the FDA to Seller or its Affiliates for ***.

“Summar Agreement” means the agreement by and between Seller (as successor in interest to Medicis) and Dr. Marshall L. Summar, dated April 1, 2002.

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, value added, production, ad valorem, transfer, documentary, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Technology Assignment Agreement” has the meaning set forth in Section 3.02(a)(iii).

“Third Party” means any Person that is not a Party or an Affiliate of a Party.

“Third Party Claim” has the meaning set forth in Section 8.06(a).

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

UCYCLYD / HYPERION ASSET PURCHASE AGREEMENT

“Transaction Documents” means this Agreement, the Bill of Sale, the Assignment and Assumption Agreement, Technology Assignment Agreement, the Amended and Restated Collaboration Agreement, the mutual release, and the other agreements, instruments and documents required to be delivered at the Closing.

“UCD” means urea cycle disorder.

“UCD Data” has the meaning set forth in Section 4.01(c)(i).

“UCD Products” means any products being developed or commercialized by a Seller or a Seller Affiliate for the treatment of UCD, including Buphenyl and Ammonul.

“Ucyclyd Manufacturing Know-How” means (a) any and all Know-How for the manufacture or supply of Product that (i) was developed or acquired by Seller prior to August 23, 2007 and is owned by Seller as of the Signing Date, or (ii) as of the Signing Date, is in-licensed by Seller to the extent licensable to Buyer; and (b) any and all intellectual property rights in or to any of the foregoing (other than Patents) as of the Signing Date. Notwithstanding the foregoing, Ucyclyd Manufacturing Know-How does not include any method of treatment, packaging, drug delivery, composition, formulation or dosage unit of Product, but does include any processes for manufacturing or supplying the method of treatment, packaging, drug delivery, composition, formulation or dosage unit of Product that (i) was developed or acquired by Seller prior to August 23, 2007 and is owned by Seller as of the Signing Date, or (ii) as of the Signing Date, is in-licensed by Seller to the extent licensable to Buyer.

“Ucyclyd Manufacturing Patents” means any and all Patents arising out of the Ucyclyd Manufacturing Know-How.

“Ucyclyd Manufacturing Technology” means Ucyclyd Manufacturing Patents and Ucyclyd Manufacturing Know-How.

ARTICLE II

PURCHASE AND SALE

Section 2.01 Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, free and clear of any Liens other than Permitted Encumbrances, all of Seller’s rights, title and interests in and to Product (which shall include the Assets, but shall exclude the Excluded Assets) (collectively, the “Product Rights”). For purposes of this Agreement, the “Assets” means the following:

(a)         all Product Registrations, both inside the United States and outside the United States, including those Product Registrations set forth on Schedule 2.01(a);

(b)         the Hyperion Manufacturing Technology;

(c)         the HPN-100 Technology, including those Patents that are set forth on Schedule 2.01(c);

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UCYCLYD / HYPERION ASSET PURCHASE AGREEMENT

(d)         those trademarks, design marks, service marks, and/or trade names, whether registered or not, that are set forth on Schedule 2.01(d), including all registrations and applications therefor;

(e)         those contracts that are set forth on Schedule 2.01(e) (the “Assigned Contracts”);

(f)         the Product Records;

(g)         all rights to any Actions of any nature available to or being pursued by Seller to the extent related to the Business, the Product Rights, or the Assumed Liabilities, whether arising by way of counterclaim or otherwise; and

(h)         all of Seller’s rights under warranties, indemnities and all similar rights against Third Parties to the extent related to any Product Rights.

Section 2.02 Excluded Assets. Notwithstanding the foregoing, the Product Rights shall not include the following assets (collectively, the “Excluded Assets”):

(a)         All contracts to which Seller or an Affiliate are a party other than Assigned Contracts (the “Excluded Contracts”);

(b)         the Ucyclyd Manufacturing Technology (which is licensed to Buyer pursuant to Section 4.01(a) of this Agreement) and the *** Orphan Designations; and

(c)         the rights which accrue or will accrue to Seller under the Transaction Documents.

Section 2.03 Assumed Liabilities. Subject to the terms and conditions set forth herein, Buyer shall assume and agree to pay, perform and discharge only the following Liabilities of Seller (collectively, the “Assumed Liabilities”), and no other Liabilities:

(a)         all Liabilities arising out of or relating to any clinical trial liability, product liability, breach of warranty or similar claim for injury to person or property that resulted from (i) the use or misuse of the Product sold or used on or after the Closing or (ii) the use or misuse of Product in connection with the activities conducted by Buyer prior to the Closing (including under the Prior Collaboration Agreement), except to the extent directly caused by (i) the failure by Seller or any of its Affiliates to comply with any Law or Governmental Order or (ii) Seller’s failure to perform its obligations under this Agreement or the Prior Collaboration Agreement;

(b)         all Liabilities arising out of or relating to any activities or obligations undertaken by Buyer under or in connection with the Prior Collaboration Agreement (including the activities and obligations under the Development and Regulatory Program (as defined in the Prior Collaboration Agreement)), which Buyer acknowledges includes all such activities prior to, on and after the Signing Date;

(c)         all Liabilities arising out of or relating to any contracts into which Buyer entered or otherwise is a party in connection with the activities undertaken by Buyer under or in connection with the Prior Collaboration Agreement (including the activities under the Development and Regulatory Program), which Buyer acknowledges includes all such activities prior to, on and after the Signing Date;

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(d)         any Liabilities arising out of, in respect of or in connection with the failure to comply with any Law or Governmental Order to the extent arising out, or resulting from, Buyer’s acts, omissions or direction, including Buyer’s acts, omissions or directions as regulatory sponsor for the Product under the Prior Collaboration Agreement;

(e)         all Liabilities associated with the Product Registrations, including the responsibility for all product development, testing, complaints, recalls, adverse event reporting, market withdrawals and field corrections of the Product to the extent that the same relate to Product sold on or after the Closing, except to the extent directly caused by (i) the failure by Seller or any of its Affiliates to comply with any Law or Governmental Order or (ii) Seller’s failure to perform its obligations under this Agreement or the Prior Collaboration Agreement;

(f)         all Liabilities for Taxes arising out of or relating to, directly or indirectly, the Product Rights (including the Product), or the ownership, sale or lease of any of the Product Rights, other than the Liabilities for Taxes set forth in Section 2.04(f);

(g)         the Assumed Payments; and

(h)         all Liabilities in respect of the Assigned Contracts but only to the extent that such Liabilities thereunder (i) are required to be performed after the Signing Date, were incurred in the ordinary course of business and do not relate to any failure to perform, improper performance, warranty or other breach, default or violation by Seller on or prior to the Closing, or (ii) relate to any failure to perform, improper performance, warranty or other breach, default or violation, in each case by Buyer on or prior to the Closing (including on or prior to the Signing Date), directly or indirectly, of the terms, conditions, covenants, representations, warranties or other provisions of an Assigned Contract.

Section 2.04 Excluded Liabilities. Notwithstanding the provisions of Section 2.03 or any other provision in this Agreement to the contrary, Buyer shall not assume and shall not be responsible to pay, perform or discharge any Liabilities of Seller or any of its Affiliates of any kind or nature whatsoever other than the Assumed Liabilities (the “Excluded Liabilities”). Seller shall, and shall cause its Affiliates to, pay and satisfy in due course all Excluded Liabilities which they are obligated to pay and satisfy. Without limiting the generality of the foregoing, the Excluded Liabilities shall include the following:

(a)         all Liabilities arising out of or relating to any product liability, breach of warranty or similar claim for injury to person or property which are directly caused by the use or misuse of the Product by Seller or its Affiliates on or prior to the Signing Date (other than Liabilities resulting from those activities conducted by Buyer prior to the Closing, including activities conducted by Buyer under the Prior Collaboration Agreement);

(b)         any Liabilities in respect of any pending or threatened Action arising out of, relating to or otherwise in respect of the Business or the Product Rights, to the extent such Action is directly caused by Seller or its Affiliates on or prior to the Signing Date (other than Liabilities resulting from those activities conducted by Buyer prior to the Closing, including activities conducted by Buyer under the Prior Collaboration Agreement);

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(c)         any Liability of Seller or any of its Affiliates arising out of or relating to any Excluded Asset;

(d)        any Liability of Seller or any of its Affiliates for their accounts payable, including those which constitute intercompany payables owing to Affiliates of Seller, incurred in connection with the Product before the Closing and for which Seller is responsible under this Agreement or the Prior Collaboration Agreement;

(e)        any Liabilities of Seller arising or incurred in connection with the negotiation, preparation, investigation and performance of this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, including fees and expenses of counsel, accountants, consultants, advisers and others, in all cases except to the extent such fees and expenses are the responsibility of Buyer under this Agreement or the other Transaction Documents;

(f)        any Liability for Taxes of Seller (or any stockholder or Affiliate of Seller) or relating to the Business, the Product Rights or the Assumed Liabilities for any Pre-Closing Tax Period;

(g)        any Liabilities under the Excluded Contracts, (i) which are not validly and effectively assigned to Buyer pursuant to this Agreement; or (ii) to the extent such Liabilities arise out of or relate to a breach by Seller of such Excluded Contracts prior to Closing;

(h)        any Liabilities arising out of, in respect of or in connection with the failure by Seller or any of its Affiliates to comply with any Law or Governmental Order that does not otherwise arise as a result of Buyer’s acts, omissions or direction, including Buyer’s acts, omissions or directions as regulatory sponsor for the Product under the Prior Collaboration Agreement; and

(i)        except to the extent specifically provided in Section 2.03, any and all other Liabilities, obligations and commitments of whatever kind and nature, primary or secondary, direct or indirect, absolute or contingent, known or unknown, whether or not accrued, arising out of or relating to, directly or indirectly, the Product Rights (including the Product) but only to the extent related to any period before the Closing.

Section 2.05 Purchase Price.

(a)        Up-front Payment. The up-front payment for the Product Rights is six million dollars ($6,000,000) (the “Initial Purchase Price”), plus the assumption of the Assumed Liabilities. Within *** following the Closing, Buyer shall make the payment of the Initial Purchase Price via wire transfer in immediately available funds to an account designated by Seller prior to the Closing.

(b)        Other Payments. In addition, Buyer shall be obligated to make the regulatory milestone payments, net sales milestone payments, and other ongoing payments (except for royalties as described in Section 2.05(c)), in each case that are provided in Schedule 2.05(b) (the “Contingent Payments”). For clarity, Buyer will not be required to make any regulatory or sales milestone payments hereunder for sales or development of Product in UCD.

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(c)         In addition, Buyer shall be obligated to make the royalty payments set forth in Section 3 of Schedule 2.05(b) in consideration for the license granted by Seller under Section 4.01(a) with respect to Ucyclyd Manufacturing Technology.

(d)         Assumed Payment Obligations. In addition to the payments otherwise payable to Seller under this Agreement, as of the Signing Date, Buyer hereby assumes the payment obligations to the applicable Persons as set forth in Section 4 of Schedule 2.05(b) (“Assumed Payments”). Buyer agrees to pay the Assumed Payments as provided in Schedule 2.05(b).

(e)         No Other Payments. Notwithstanding anything to the contrary set forth in the Prior Collaboration Agreement, the payments set forth in Sections 2.05(a), (b), and (d) and in Schedule 2.05(b) (except royalty payments under Section 3 of Schedule 2.05(b)) (collectively, the “Purchase Price”), together with the royalty payments under Section 3 of Schedule 2.05(b), constitute Buyer’s total payment obligations in connection with the purchase of the Product Rights. Without limiting the generality of the foregoing, the $*** payment set forth in the Prior Collaboration Agreement for FDA acceptance of filing of an NDA for Product in UCD shall not be due. Except as expressly set forth in the Agreement, the Parties shall have no obligation under the Agreement to pay or reimburse the other Party for any other amounts, including any other costs or expenses incurred by the other Party in connection with the performance of its obligations under the Agreement. This provision shall in no way limit a Party’s ability to collect damages for any breach by the other Party or in any way limit a Party’s indemnification obligations under the Agreement.

Section 2.06 Financial Audit and Record-Keeping Requirements. The Parties shall comply with the audit and record-keeping requirements set forth on Schedule 2.06.

Section 2.07 Withholding Tax. Buyer shall be entitled to deduct and withhold from the Purchase Price all Taxes that Buyer may be required to deduct and withhold under applicable Law. All such withheld amounts shall be treated as delivered to Seller hereunder, provided that Buyer gives Seller prompt written notice of the obligation to withhold such Taxes, and upon written request of Seller, Buyer shall provide to Seller evidence of such obligation. Upon reasonable written request of Seller, and before the date any payments are due, Buyer shall cooperate with Seller in preparing and delivering to the relevant Governmental Authorities any documentation necessary to enable reduced rates of withholding Tax set forth in any applicable Law to apply to such payments, and shall provide any further documentation or certifications as may be reasonably required or helpful to achieve such reduced rates.

Section 2.08 Third Party Consents. To the extent that Seller’s rights under any Assigned Contract that is part of the Product Rights may not be assigned to Buyer without the consent of another Person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Seller, at its expense, shall use its commercially reasonable efforts to obtain any such required consent(s) as promptly as possible. In the case of assignment of the Brusilow License Agreement hereunder, the Parties agree that “commercially reasonable efforts” shall not require the Seller to pay to the Brusilow Parties, as a condition of obtaining consent therefrom

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for such assignment, any amounts not otherwise due to the Brusilow Parties. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer’s rights under the portion of the Product Rights in question so that Buyer would not in effect acquire the benefit of all such rights, Seller, to the maximum extent permitted by Law, shall use commercially reasonable efforts after the Closing to obtain for Buyer the benefits thereunder and shall reasonably cooperate, to the maximum extent permitted by Law, with Buyer in any other reasonable arrangement designed to provide such benefits to Buyer. Notwithstanding any provision in this Section 2.08 to the contrary, in the event Seller is unable to obtain consent to assign the Brusilow License Agreement, Seller shall be deemed to have granted an exclusive sublicense to the rights under the Brusilow License Agreement without additional payment, which licenses shall be *** by Seller (*** hereof) unless and until such consent to assignment is obtained and the applicable agreement is assigned to Buyer.

ARTICLE III

CLOSING

Section 3.01 Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place on the Signing Date.

Section 3.02 Closing Deliverables.

(a)         At the Closing, Seller shall deliver to Buyer the following:

(i)           a bill of sale in the form of Exhibit A hereto (the “Bill of Sale”) and duly executed by Seller, transferring to Buyer the tangible personal property included in the Product Rights;

(ii)          an assignment and assumption agreement in the form of Exhibit B hereto (the “Assignment and Assumption Agreement”) and duly executed by Seller, effecting the assignment to and assumption by Buyer of the Assigned Contracts;

(iii)         a technology assignment agreement in the form of Exhibit C hereto (the “Technology Assignment Agreement”) and duly executed by Seller, transferring all of Seller’s right, title and interest in and to the HPN-100 Technology to Buyer;

(iv)         a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Seller certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Seller authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby;

(v)         a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Seller certifying the names and signatures of the officers of Seller authorized to sign

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this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder; and

(vi)         a copy of Seller’s FDA Transfer of Ownership Letter, executed by Seller.

(b)         At the Closing, Buyer shall deliver to Seller the following:

(i)          the Assignment and Assumption Agreement duly executed by Buyer;

(ii)         a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby;

(iii)         a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying the names and signatures of the officers of Buyer authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder; and

(iv)         a copy of Buyer’s FDA Transfer of Ownership Letter, executed by Buyer.

ARTICLE IV

OTHER RIGHTS AND LICENSES

Section 4.01 Licenses to Buyer

(a)         Post Closing. On and after the Signing Date, subject to the terms and conditions of this Agreement, Seller hereby grants to Buyer a worldwide, perpetual, ***, exclusive (even as to Seller), sublicenseable (through multiple tiers), fee-earning license, under the Ucyclyd Manufacturing Technology and, unless and until it is assigned to Buyer pursuant to the Amended and Restated Collaboration Agreement, the Marketed Products Technology, to research, develop, make, have made, import, use, sell and offer for sale Products.

(b)         Ex-US Clinical Trial Rights.

(i)         Buyer acknowledges and agrees that, prior to the Signing Date, Seller has granted distribution rights for Buphenyl to certain Third Parties in the specific countries listed on Schedule 4.01(b) (the “Distributor Territories”).

(ii)         During the Marketed Products Pre-Closing Period, Seller will work with Buyer and *** to facilitate *** (and, if necessary, obtain the ***) in the ***, as follows: prior to *** of ***, Buyer shall notify Seller in writing of the *** within *** in which Buyer in good faith intends to ***. Upon receipt of such written notice, Seller shall provide Buyer with (A) the

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*** necessary for Buyer to determine the *** set forth below in ***, and (B) a good faith estimate of the *** that are receiving *** in such ***.

(iii)         Buyer shall *** Seller for any *** during the Marketed Products Pre-Closing Period due to *** in any of *** conducted outside of *** in the ***. Such *** will be calculated as *** (A) ***, and (B) ***; provided, however, that the ***.

(iv)         Any *** under this Section 4.01(b) shall be made within *** after delivery of a written invoice to Buyer that details the calculation of the *** by Buyer. During the Marketed Products Pre-Closing Period and for *** thereafter, Buyer will have a *** audit right to confirm the *** claimed by Seller hereunder. In connection with such audit, the Parties shall comply with the audit and record-keeping requirements set forth on Schedules 2.05(b) and 2.06.

(v)         For the avoidance of doubt, nothing in this Section 4.01(b) shall apply to, or otherwise restrict Buyer from *** (A) in a ***, (B) in the ***, or (C) in all other *** other than those included within the ***.

(c)         Rights of Reference.

(i)         On and after the Signing Date and until the end of the Marketed Products Pre-Closing Period, Seller hereby grants to Buyer a limited, ***, non-exclusive, non-transferable (except as permitted by Section 10.07) right to use and reference any and all data developed or controlled by Seller for UCD Products through the date of FDA approval of the Product Registration for the Product described in the application that Buyer submitted to FDA for Product Registration as of the Signing Date (“UCD Data”), including any toxicology, pre-clinical, clinical and safety data and other data contained in any regulatory filings for such UCD Products. In the event that Buyer exercises the option to purchase the Marketed Product Rights pursuant to the Amended and Restated Collaboration Agreement, then the UCD Data will be assigned to Buyer as part of the Marketed Product Rights (along with any other data that is part of the Marketed Product Rights) on the terms set forth therein, subject to the right of Seller and its Affiliates to use and reference the UCD Data solely for any products as to which Seller and its Affiliates are not otherwise restricted pursuant to Section 7.02 hereof. In the event that Buyer does not exercise the option to purchase the Marketed Products Rights pursuant to the Amended and Restated Collaboration Agreement (or the assignment of Marketed Products Rights thereunder is otherwise not consummated), Buyer shall, after the end of the Marketed Products Pre-Closing Period, retain the right to use and reference the UCD Data solely to the extent necessary to *** for the ***. For the avoidance of doubt, nothing herein shall prohibit Buyer from referencing any data that Buyer would otherwise be permitted to reference under applicable Law.

(ii)         On and after the Signing Date, Seller hereby grants to Buyer a limited, ***, perpetual, non-exclusive, non-transferrable (except as permitted by Section 10.07) right to use and reference, with respect to development of products for UCD and HE (other than parenteral usage in HE), any and all data (other than UCD Data) developed or controlled by Seller or its Affiliate as of the Signing Date with respect to any Active Moiety Product.

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(d)         Formulation Technology. To the extent that the development efforts of or on behalf of Seller or its Affiliates (but excluding any efforts by a Person during any period when it is not an Affiliate of Seller) relating to an Active Moiety Product results in a *** technology or other formulation technology that may be useful to Buyer’s efforts with respect to (i) Product in UCD or HE, or (ii) if Buyer exercises the option to purchase the Marketed Products Rights, Buphenyl for UCD, then Seller hereby grants to Buyer a non-exclusive, ***, perpetual, worldwide, royalty-bearing license, under such technology or any intellectual property in or covering such technology (but excluding any intellectual property developed by a Person during any period when it is not an Affiliate of Seller), to use and practice such technology in connection with the research, development, manufacturing, and/or commercialization of Product in UCD and HE and Buphenyl for the treatment of UCD, which license shall be automatically effective, on a product-by-product basis, upon Buyer’s notice to Seller that Buyer desires to practice such license. In the event that Seller, directly or indirectly, is the subject of a Change in Control, the foregoing rights and licenses shall not include any *** technology or other formulation technology that was owned or in-licensed by the acquiring entity (or any Affiliate thereof, other than Seller) prior to the acquisition or that is developed by the acquiring entity (or any Affiliate thereof) independently following the Change in Control. To the extent that Buyer exercises its right to practice such license, Buyer shall pay a royalty of *** percent (***%) on Net Sales of any products utilizing the licensed technology. The payment of such royalties shall be governed by the payment, reporting, and audit provisions set forth in Schedules 2.05(b) and 2.06. For purposes of calculating the royalty due under this subsection (d), the definition of Net Sales in Schedule 2.05(b) shall be used except that any references to “Product” therein also shall include any product for which a royalty is due under this Section.

Section 4.02 Licenses to Seller.

(a)         Buyer hereby grants Seller and its Affiliates the option to purchase the right to use and reference, for the development, marketing approval and commercialization of any product to treat *** (and/or those other indication(s) requested by Seller and/or its Affiliates and approved by Buyer as provided below), any and all data developed or controlled by Buyer and its Affiliates as of the Signing Date with respect to Product or any other Active Moiety Product (“Buyer Product Data”). For clarity, the foregoing is not intended to grant Seller or its Affiliates any rights to develop or commercialize Product. The option will be exercisable in writing any time after the Signing Date and until the end of the Marketed Products Pre-Closing Period. Prior to exercising such option (and prior to the end of the Marketed Products Pre-Closing Period) and for the purpose of determining whether referencing the Buyer Product Data in connection with such product will be acceptable to the FDA, Seller shall be permitted to disclose to the FDA, as part of *** for a product covered by this subsection (a), a summary of ***, which summary will have a level of detail sufficient to permit FDA to determine whether Seller may use the Buyer Product Data in connection with such product. At Seller’s reasonable request, Buyer shall cooperate with Seller to prepare such summary (including providing any additional detail that may be requested by FDA prior to or following *** to enable FDA to determine whether Seller may use the Buyer Product Data in connection with such product), and in any event the final content of any such summary shall be subject to the written approval of

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Buyer prior to submission to the FDA, which approval shall not be unreasonably withheld or delayed.

(b)         If Seller or an Affiliate exercises the option set forth in subsection (a) above, Buyer hereby grants Seller and its Affiliates , subject to the terms and conditions of this Agreement, a non-exclusive, sublicenseable (through multiple tiers), ***, perpetual, worldwide license, under any intellectual property rights (i) owned by Buyer, or (ii) in-licensed by Buyer to the extent licensable to Seller and its Affiliates, to develop, have developed, make, have made, sell, have sold, offer to sell, import, use, have used, practice and have practiced one or more Active Moiety Product (other than Product), anywhere in the world, solely for the treatment of ***. For the avoidance of doubt, no rights are granted under this subsection (b) with respect to any indication other than ***. In the event that Buyer, directly or indirectly, is the subject of a Change in Control, the foregoing license shall not include any Patents or Know-How that was owned or in-licensed by the acquiring entity (or any Affiliate thereof, other than Buyer) prior to the acquisition or that is developed by the acquiring entity (or any Affiliate thereof) independently of the Business following the Change in Control. The foregoing license shall not include a sublicense under the Brusilow License Agreement unless Seller and its Affiliates agree in writing to pay (in addition to any amounts due under subsection (d) below) any royalties that would be due under the Brusilow License Agreement on account of sales of the applicable Active Moiety Product by Seller, its Affiliates, or their sublicensees.

(c)         After exercise of the option set forth in subsection (a) above, Seller and its Affiliates shall have the right to request the right to reference the Buyer Product Data for additional indications (other than those precluded by the restrictive covenants in Section 7.02) for which Seller or an Affiliate has *** (“New Indications”). Any New Indication shall be subject to written approval by Buyer; provided, however, that Buyer shall only be permitted to withhold such approval if ***. Any request to include a New Indication shall be accompanied by ***. If Buyer approves a New Indication, Buyer shall disclose to Seller or the requesting Affiliate, in confidence, such patent rights that are owned or controlled by Buyer and its Affiliates and that Buyer believes are reasonably likely to cover the making, having made, selling, offering to sell, using and/or practicing of the applicable product(s) in the New Indication (based on information about such product and New Indication provided by Seller or its Affiliate), and the Parties shall discuss in good faith the applicability of such patent rights to such product and shall discuss in good faith a non-exclusive, field-limited license to Seller and its Affiliates under such patents with respect to such product on commercially reasonable terms and conditions. In the event that Buyer withholds its approval of a New Indication, Buyer shall specify the basis for such non-approval in writing to Seller or its applicable Affiliate.

(d)         If Seller exercises the option set forth in subsection (a) above, Seller will pay Buyer (i) a one-time payment of $*** within *** following the exercise of the option (which if exercised on or before the Signing Date will be set off against the $6 million due from Buyer pursuant to Section 2.05(a), leaving a $*** payment from ***) and (ii) a one-time payment of $*** no later than *** after the first approval of any NDA (for any indication) in the United States or any Major Non-U.S. Territory that includes or references the Buyer Product Data. In addition, Seller will pay Buyer a royalty of ***% of Net Sales (as defined in Schedule 2.05(b), applied mutatis mutandis) of products for any New Indication; provided, however, that

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aggregate, lifetime royalty payments to Buyer under this sentence shall not exceed $***. The payment of such royalties shall be governed by the payment, reporting, and audit provisions set forth in Schedules 2.05(b) and 2.06.

Section 4.03 Retained Know-How. Nothing in this Agreement or the Amended and Restated Collaboration Agreement shall preclude the employees or contractors of either Party or their respective Affiliates from using Know-How that is retained in their unaided memories. As used herein, “unaided memory” means that the applicable employee or contractor did not intentionally memorize the Know-How for the purpose of appropriating the Know-How and subsequently using or disclosing it. Nothing in this Section 4.03 shall be deemed to grant to either Party a license under the other Party’s patents or copyrights.

Section 4.04 Covenant Not to Assert. Seller and Medicis each agrees, effective as of the Signing Date, that neither it nor any of its Affiliates shall assert or attempt to enforce against Buyer, its Affiliates, or any of its or their licensees, sublicensees, or distributors of a Product (each, a “Buyer Party”), any intellectual property right owned or licensed by Seller or Medicis, or any of their respective Affiliates (including any intellectual property owned or licensed by successors or assigns of Seller, Medicis or their respective Affiliates that is based on an intellectual property right owned or licensed by Seller, Medicis or their respective Affiliates), as of the Signing Date or thereafter, with respect to the development, use, making, having made, importing, selling, or offering for sale by or on behalf of a Buyer Party anywhere in the world an Existing Product for the Existing Product Indications. For clarity, this Section 4.04 extends to any successors or assigns of a Buyer Party and is binding on the successors and assigns of Seller, Medicis and their respective Affiliates.

Section 4.05 No Contest.

(a)         On and following the Closing, neither Seller nor Medicis shall directly or indirectly, individually, or in association or in combination with any other Person, attack or contest the validity, enforceability, status, registration of, or Buyer’s ownership of, or right in or to the HPN-100 Technology as it existed as of the Signing Date, nor shall Seller or Medicis willingly become an adverse party to Buyer (or any licensors of the HPN-100 Technology, if applicable) in any action contesting the validity, enforceability, status or registration of, or any of its (or their) ownership of or rights in, the HPN-100 Technology as it existed as of the Signing Date, as the case may be.

(b)         On and following the Signing Date, Buyer shall not directly or indirectly, individually, or in association or in combination with any other Person, attack or contest the validity, enforceability, status, registration of, or Seller’s, Medicis, or their respective Affiliates’ ownership of, or right in or to the Ucyclyd Manufacturing Technology as it existed as of the Signing Date, nor shall Buyer willingly become an adverse party to Seller, Medicis or any of their respective Affiliates (or any licensors of the Ucyclyd Manufacturing Technology, if applicable) in any action contesting the validity, enforceability, status or registration of, or any of its (or their) ownership of or rights in, the Ucyclyd Manufacturing Technology as it existed as of the Signing Date, as the case may be.

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Section 4.06 Mutual Release. The Parties acknowledge that they have both executed the mutual release attached here to as Exhibit D, effective as of the Signing Date.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, Seller represents and warrants to Buyer that the statements contained in this Article V are true and correct as of the Signing Date.

Section 5.01 Organization of Medicis and Seller.

(a)         Medicis is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware.

(b)         Seller is a corporation duly organized, validly existing and in good standing under the Laws of the state of Maryland. Seller has full corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Business as currently conducted.

Section 5.02 Authority of Medicis and Seller.

(a)         Medicis has full corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Medicis of this Agreement, the performance by Medicis of its obligations hereunder and the consummation by Medicis of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Medicis. This Agreement has been duly executed and delivered by Medicis, and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes a legal, valid and binding obligation of Medicis enforceable against Medicis in accordance with its terms except as enforcement may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and the effect of applicable bankruptcy, insolvency, moratorium and other similar Laws of general application relating to or affecting creditors’ rights generally, including the effect of statutory or other Laws regarding fraudulent conveyances and preferential transfers.

(b)         Seller has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which Seller is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and any other Transaction Document to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms except as enforcement may be limited by general

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principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and the effect of applicable bankruptcy, insolvency, moratorium and other similar Laws of general application relating to or affecting creditors’ rights generally, including the effect of statutory or other Laws regarding fraudulent conveyances and preferential transfers. When each other Transaction Document to which Seller is or will be a party has been duly executed and delivered by Seller (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Seller enforceable against Seller in accordance with its terms except as enforcement may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and the effect of applicable bankruptcy, insolvency, moratorium and other similar Laws of general application relating to or affecting creditors’ rights generally, including the effect of statutory or other Laws regarding fraudulent conveyances and preferential transfers.

Section 5.03 No Conflicts; Consents.

(a)         The execution, delivery and performance by Medicis of this Agreement, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of Medicis; (ii) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Medicis, the Product, or the Product Rights; (iii) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any contract or Product Registration to which Medicis is a party or by which Medicis is bound or to which any of the Product Rights are subject (including any Assigned Contract); or (iv) result in the creation or imposition of any Lien other than Permitted Encumbrances on the Product Rights. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Medicis in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby, except for notice with respect to any Product Registrations transferred to Buyer.

(b)         The execution, delivery and performance by Seller of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of Seller; (ii) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Seller, the Product, or the Product Rights; (iii) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any contract or Product Registration to which Seller is a party or by which Seller is bound or to which any of the Product Rights are subject

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(including any Assigned Contract); or (iv) result in the creation or imposition of any Lien other than Permitted Encumbrances on the Product Rights. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Seller in connection with the execution and delivery of this Agreement or any of the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, except for notice with respect to any Product Registrations transferred to Buyer.

Section 5.04 Title to Assets.

(a)         Seller owns good and marketable title to all of the Assets, free and clear of any and all Liens. Notwithstanding the foregoing, Buyer acknowledges and agrees that Buyer has been operating the Business exclusively since August 23, 2007 and that Seller shall have no Liabilities with respect to any Liens or other adverse effect on title to the Assets resulting from Buyer’s operation of the Business.

(b)         Medicis and its Affiliates (other than Seller) have assigned any and all of their rights and interests in and to all of the Assets to Seller.

Section 5.05 No Third Party Rights.   Seller has not granted any rights to any Third Party to develop, research, manufacture, sell or distribute the Product.

Section 5.06 HPN-100 Patents.   Except for those issued and unexpired patents and pending patent applications requested, filed, prosecuted or otherwise prepared by or on behalf of Hyperion, Section 5.06 of the Disclosure Schedules contain a correct and complete list of all of the other issued and unexpired patents and pending patent applications with respect to the manufacture, sale or use of Product and which are owned by, or in-licensed to, Seller or its Affiliates.

Section 5.07 Brokers.   Neither Seller nor any officer, director or agent of Seller has employed any broker, finder, nor agent with respect to the Agreement or the transactions contemplated hereby.

Section 5.08 No Licenses or Liens.   (a) Neither Seller nor its Affiliates has assigned any rights to the HPN-100 Technology or the Brusilow License Agreement, and neither Seller nor its Affiliates have sublicensed or granted to any Third Party any (i) exclusive rights under the HPN-100 Technology; (ii) rights to commercialize the HPN-100 Technology, (iii) exclusive rights under the Brusilow License Agreement, or (iv) rights to commercialize rights granted under the Brusilow License Agreement, and (b) there are no outstanding Liens made by Seller or its Affiliates on the HPN-100 Technology or the Brusilow License Agreement.

Section 5.09 Assigned Contracts.   To Seller’s Knowledge, all Assigned Contracts are valid, binding and enforceable in accordance with their respective terms, subject to: (a) applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally and by general equitable principles; and (b) Laws relating to the availability of specific performance, injunctive relief, or

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other equitable remedies against Seller and each other party thereto, and to the best of Seller’s Knowledge are in full force and effect.

Section 5.10 No Breach.   Since the effective date of the Prior Collaboration Agreement, Seller has not received any written notice regarding any actual breach of, or default under any Assigned Contract (in particular, the Brusilow License Agreement).

Section 5.11 Brusilow/Summar Agreements.   Medicis has assigned to Seller all of its rights and interests in and to the Brusilow License Agreement and the Summar Agreement.

Section 5.12 No Invalidity.   To Seller’s Knowledge, since the effective date of the Prior Collaboration Agreement, neither Seller nor any of its Affiliates has received any written notification from any Third Party alleging the invalidity or non-enforceability of any Patents contained within the Product Rights.

Section 5.13 No Infringement.   To Seller’s Knowledge, since the effective date of the Prior Collaboration Agreement, neither Seller nor any of its Affiliates has received any written notification from any Third Party alleging that the making, use or sale of Product infringes the Patents of such Third Party, and to Seller’s Knowledge, without any duty to investigate, there is no basis for such an allegation with respect to UCD or HE.

Section 5.14 Third Party Agreements.

(a)         Section 5.14(a) of the Disclosure Schedules lists the only contracts with Third Parties to which Seller or an Affiliate is a party that grant Seller licenses to intellectual property for the research, development or commercialization of the Product, except for licenses where the failure to transfer such licenses to Buyer hereunder would not reasonably be expected to have or result in a Material Adverse Effect on Buyer’s rights with respect to the Product.

(b)         Section 5.14(b) of the Disclosure Schedules lists the only contracts with Third Parties to which Seller or an Affiliate is a party for the manufacture or distribution of the Product.

Section 5.15 Right to Grant Licenses.   Seller has the right to grant to Buyer the licenses granted to Buyer under the Agreement as of the Signing Date.

Section 5.16 All Necessary Rights.   The rights and licenses granted to Buyer by Seller under the Agreement constitute all of the rights and licenses in Seller’s possession as of the Signing Date that are necessary to exercise Buyer’s rights under the Agreement.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that the statements contained in this Article VI are true and correct as of the Signing Date.

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Section 6.01 Organization of Buyer.   Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware.

Section 6.02 Authority of Buyer.   Buyer has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any other Transaction Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms except as enforcement may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and the effect of applicable bankruptcy, insolvency, moratorium and other similar Laws of general application relating to or affecting creditors’ rights generally, including the effect of statutory or other Laws regarding fraudulent conveyances and preferential transfers. When each other Transaction Document to which Buyer is or will be a party has been duly executed and delivered by Buyer (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Buyer enforceable against it in accordance with its terms except as enforcement may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and the effect of applicable bankruptcy, insolvency, moratorium and other similar Laws of general application relating to or affecting creditors’ rights generally, including the effect of statutory or other Laws regarding fraudulent conveyances and preferential transfers.

Section 6.03 No Conflicts; Consents.   The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of Buyer; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer; or (c) require the consent, notice or other action by any Person under any contract to which Buyer is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

Section 6.04 Brokers.   No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Buyer.

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Section 6.05 Sufficiency of Funds.   Buyer has sufficient cash on hand or other sources of funds available at the Closing to enable it to make payment of the Initial Purchase Price and consummate the transactions contemplated by this Agreement.

Section 6.06 Legal Proceedings.   There are no Actions pending or, to Buyer’s Knowledge, threatened against or by Buyer or any Affiliate of Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action.

ARTICLE VII

COVENANTS

Section 7.01 Confidentiality; Public Disclosure.

(a)         From and after the Closing, Seller shall, and shall cause its Affiliates to, hold, and shall use commercially reasonable efforts to cause its or their respective Representatives to hold, in confidence any and all information, whether written or oral, concerning the Assets, except to the extent that Seller can show that such information (i) is generally available to and known by the public through no fault of Seller, any of its Affiliates or their respective Representatives; or (ii) is lawfully acquired by Seller, any of its Affiliates or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If Seller or any of its Affiliates or their respective Representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, Seller shall promptly notify Buyer in writing and shall disclose only that portion of such information which Seller is advised by counsel is legally required to be disclosed, provided that Seller shall provide reasonable assistance if Buyer seeks to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

(b)         Neither Party shall make any public announcement concerning the terms of this Agreement or the other Transaction Documents without the prior written consent of the other Party, and such consent shall not be unreasonably withheld or delayed; provided, however, that a Party shall not be required to seek the consent of another Party to publicly disclose any information regarding the terms of this Agreement or the other Transaction Documents to the extent that the disclosing Party can show that such information (i) is generally available to and known by the public through no fault of such disclosing Party, any of its Affiliates or their respective Representatives; or (ii) is lawfully acquired by the disclosing Party, any of its Affiliates or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. Notwithstanding the foregoing, a Party may file a copy of this Agreement or the other Transaction Documents with a Governmental Authority or disclose the terms thereof as required by Law; provided, however, that the non-disclosing Party is provided *** (or such shorter period as may be required to permit timely filing or disclosure with the Governmental Authority by the disclosing Party) notice prior to such disclosure or filing to review and comment on any filing or disclosure solely as it relates to the terms of the Agreement or the other Transaction Documents, including but not limited to the right to request redaction of material financial and commercial

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terms to the extent permitted by applicable Law and the disclosing Party will consider in good faith any reasonable comments provided by the other Party during such period. Buyer acknowledges that Medicis and its Affiliates are subject to a Corporate Integrity Agreement and that they shall have the right, without having to comply with the foregoing provisions, to disclose to the Office of the Inspector General (in the event Medicis deems such disclosure is required to comply with the CIA) the fact that the transactions contemplated by this Agreement have occurred. To the extent that Medicis is required or requested to disclose the Agreement or the other Transaction Documents to the Office of the Inspector General, Seller will comply with the provisions of this subsection (b).

(c)         Seller and Buyer approve the content of the press release in the form of Schedule 7.01(c) for announcing the execution of this Agreement and the Amended and Restated Collaboration Agreement. Such press release may be released by one or both of Buyer and Seller, and neither Party is required to participate in any joint press release.

(d)         Seller and Buyer agree that the content of such press release, or any portion thereof, may be re-used by either Seller or Buyer as long as any such partial use of content is fair and accurate.

(e)         Seller and Buyer each agree that Buyer shall have the right from and after the Closing to represent to Third Parties that Buyer has acquired all rights to the Business without reservation by Seller. For the avoidance of doubt, after Closing, any press releases or other public announcements relating to the Product or the Business (except to the extent disclosing the terms of this Agreement) shall be within the sole discretion of the Buyer.

Section 7.02 Non-competition.

(a)         For a period commencing on the Signing Date until the later of (i) the expiration of the last patent covering the making, having made, selling, offering to sell, using and/or practicing of the Product in the United States or (ii) the expiration of any market exclusivity granted by the FDA for the Product (the “Restricted Period”), Seller shall not, and shall not permit any of its Affiliates to, directly or indirectly, engage in or assist any other Person in engaging in the Restricted Business.

(b)         If following the Restricted Period, the making, having made, selling, offering to sell, using and/or practicing of Product is covered in a country or countries other than the United States by a Patent or other market exclusivity granted by a non-United States Governmental Authority comparable to the FDA, then the Restricted Period shall continue in such country until the later of the last to expire patent covering the making, having made, selling, offering to sell, using and/or practicing of the Product in such country or expiration of any market exclusivity in such country.

(c)         The restrictions set forth in this Section 7.02 shall not apply to any and all of the following:

(i)         product as described in NDA 20-645, and any supplements thereto, for the

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treatment of any indication approved by a Governmental Authority as of the Signing Date for so long as the Seller (including any successors and assigns other than Buyer) retains ownership of such product;

(ii)         product as described in NDA 20-645, and any supplements thereto, for *** use in the treatment of *** for so long as the Seller (including any successors and assigns other than Buyer) retains ownership of such product;

(iii)         subject to subsection (v) and subsection (vi), product as described in NDA 20-572, and any supplements thereto, for use in any indication approved by a Governmental Authority as of the Signing Date for so long as the Seller (including any successors and assigns other than Buyer) retains ownership of such product; and

(iv)         subject to subsection (v) and subsection (vi), product as described in NDA 20-573, and any supplements thereto, for use in any indication approved by a Governmental Authority as of the Signing Date for so long as the Seller (including any successors and assigns other than Buyer) retains ownership of such product.

(v)         Seller shall not, and shall not permit any of its Affiliates to (directly or indirectly), *** the products described in subsections (iii) and (iv) that:

(A)        ***; or

(B)        ***.

(vi)         Seller shall not, and shall not permit any of its Affiliates to (directly or indirectly), *** the products described in subsections (iii) and (iv) that:

(A)        ***; or

(B)        ***.

For the avoidance of doubt, the foregoing limitations do not preclude Seller or its Affiliates from developing or commercializing products under separate regulatory approvals that are not otherwise prohibited by subsections (a) and (b), including not precluding Seller or its Affiliates from developing or commercializing a *** for the treatment of ***.

(d)         The terms of this Section 7.02 shall apply to Medicis and Seller’s other Affiliates to the same extent as if they were parties hereto, and Seller and Medicis shall take whatever actions are within its control to cause any such other Persons to adhere to the terms of this Section 7.02. For clarity, this Section 7.02 is binding on the successors and assigns of Seller, Medicis and their respective Affiliates.

(e)         Seller acknowledges that a breach or threatened breach of this Section 7.02 may give rise to irreparable harm to Buyer, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by Seller of any such obligations, Buyer shall, in addition to any and all other rights and remedies that may be

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available to it in respect of such breach, be entitled to seek equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

(f)         Seller acknowledges that the restrictions contained in this Section 7.02 are reasonable and necessary to protect the legitimate interests of Buyer and constitute a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 7.02 should ever be adjudicated to exceed the time, geographic, product or service or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service or other limitations permitted by applicable Law. The covenants contained in this Section 7.02 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

(g)         Each of Seller and Buyer and their respective Affiliates shall be permitted to use the same suppliers of finished products, components and raw materials, including active pharmaceutical ingredient, and none of Seller, Buyer and their respective Affiliates will enter into an agreement with a Third Party that precludes the other Party or its Affiliates from use of such suppliers.

Section 7.03 Transfer of Product Registrations.   Seller and Buyer each agree to use commercially reasonable efforts to effect, as soon as reasonably practicable following Closing, the transfer from Seller to Buyer, of all Seller’s rights, title and interest to the Product Registrations included in the Product Rights; and to the extent that transfer of such Product Registrations is delayed, Seller shall reasonably co-operate with Buyer and use commercially reasonable efforts to place Buyer in the functionally equivalent position as if such assets had been so transferred or assigned during such delay.

(a)         Seller and Buyer each agree to prepare and file whatever filings, requests or applications are required or deemed advisable to be filed with any Governmental Authorities in connection with the transactions contemplated by this Agreement, including the FDA Transfer of Ownership Letters with respect to the transfer of the NDA for Product from Seller to Buyer and equivalent letters for transfer of the IND for Product from Seller to Buyer, and to cooperate with one another as reasonably necessary to accomplish the foregoing.

(b)         Seller and Buyer shall: (i) diligently take, or fully cooperate in the taking of, all necessary and proper steps to make such filings as required or deemed advisable pursuant to this Section 7.03(b), (ii) take, or cause to be taken, all actions, and to do or cause to be done, and to assist and cooperate with the other Party in doing all things reasonably necessary, proper, and/or advisable under applicable Law or otherwise (A) to consummate and make effective the transactions contemplated by this Agreement and (B) obtain from any Governmental Authority any non-actions, clearances, waivers, consents, approvals, authorizations, permits or orders

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required to be obtained in connection with the execution and performance of this Agreement or the transactions contemplated by this Agreement.

(c)         Except as otherwise provided in this Agreement, from and after Closing, Buyer shall assume all regulatory responsibilities in connection with the Product and the Product Registrations, including responsibility for (i) all periodic and annual reports or other regulatory filings with the FDA with respect to the 2012 calendar year (provided that Seller shall provide assistance as reasonably requested in connection with such reports and filings), (ii) reporting any adverse drug events in connection with the NDA for Product, and (iii) compliance with the Federal Food, Drug and Cosmetic Act and the Public Health Service Act, as the same may be amended from time to time.

(d)         From and after Closing, Buyer shall have all responsibility for any and all Governmental Authority fee obligations for holders or owners of the Product Registrations that relate to periods prior to, on and after the Signing Date.

(e)         From and after Closing, Buyer shall have the sole authority and responsibility to respond to, correspond with, and/or make any filings with any Governmental Authorities, to respond to product technical complaints and medical complaints and to handle all recalls, market withdrawals and field corrections of the Product in accordance with applicable Laws, all at Buyer’s sole cost and expense.

Section 7.04 Governmental Approvals and Consents.

(a)         Each Party hereto shall, as promptly as possible, (i) make, or cause or be made, all filings and submissions required under any Law applicable to such Party or any of its Affiliates; and (ii) use commercially reasonable efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Authorities that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement and the other Transaction Documents. Each Party shall cooperate fully with the other Party and its Affiliates in promptly seeking to obtain all such consents, authorizations, orders and approvals. The Parties hereto shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals.

(b)         Seller and Buyer shall use commercially reasonable efforts to give all notices to, and obtain all consents from, all Third Parties that are described in Section 5.03 and Section 6.03 of the Disclosure Schedules.

(c)         Without limiting the generality of the Parties’ undertakings pursuant to subsections (a) and (b) above, each of the Parties hereto shall use commercially reasonable efforts to:

(i)         respond to any inquiries by any Governmental Authority regarding antitrust or other matters with respect to the transactions contemplated by this Agreement or any other Transaction Document;

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(ii)         avoid the imposition of any order or the taking of any action that would restrain, alter or enjoin the transactions contemplated by this Agreement or any other Transaction Document; and

(iii)         in the event any Governmental Order adversely affecting the ability of the Parties to consummate the transactions contemplated by this Agreement or any other Transaction Document has been issued, to have such Governmental Order vacated or lifted.

(d)         Except as otherwise set forth in this Agreement, all meetings, discussions, appearances, analyses, presentations, memoranda, briefs, filings, arguments, and proposals made by or on behalf of either Party before any Governmental Authority or the staff or regulators of any Governmental Authority, in connection with the transactions contemplated hereunder (but, for the avoidance of doubt, not including any interactions between Seller or Buyer with Governmental Authorities in the ordinary course of business, any disclosure which is not permitted by Law or any disclosure containing confidential information) shall be disclosed to the other Party hereunder in advance of any filing, submission or attendance, it being the intent that the Parties will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any such meetings, discussions, appearances, analyses, presentations, memoranda, briefs, filings, arguments, and proposals. Except as otherwise set forth in this Agreement, each Party shall give notice to the other Party with respect to any such meeting, discussion, or appearance with any Governmental Authority or the staff or regulators of any Governmental Authority, with such notice being sufficient to provide the other Party with the opportunity to attend and participate in such meeting, discussion, or appearance.

(e)         Notwithstanding the foregoing, nothing in this Section 7.04 shall require, or be construed to require, Buyer or any of its Affiliates to agree to (i) sell, hold, divest, discontinue or limit, before or, subject to Section 10.07, after the Signing Date, any assets, businesses or interests of Buyer or any of its Affiliates; (ii) any conditions relating to, or changes or restrictions in, the operations of any such assets, businesses or interests which, in either case, could reasonably be expected to result in a Material Adverse Effect or materially and adversely impact the economic or business benefits to Buyer of the transactions contemplated by this Agreement and the other Transaction Documents; or (iii) any material modification or waiver of the terms and conditions of this Agreement.

Section 7.05 Patent Prosecution and Maintenance.

(a)         Seller’s Rights. Subject to this Section 7.05, as between Buyer and Seller, Seller shall have the first right to file, prosecute, and maintain Ucyclyd Manufacturing Patents. If Seller files a Ucyclyd Manufacturing Patent under this Section 7.05(a), following the date of such filing, Seller shall provide Buyer with a copy of the filed application, office action, response to office action, request for terminal disclaimer, request for reissue or reexamination with respect to such Ucyclyd Manufacturing Patent and Buyer shall have the right to provide any comments or suggestions with respect to such filing and the continued prosecution and amendment of such filing, including any reasonably requested claim amendments to any patent application, responses to office actions or requests for reissue or reexamination. Seller shall use good faith efforts to consider such comments and suggestions. The Parties agree that the Parties have a

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common interest with respect to the Ucyclyd Manufacturing Patents. For clarity, as of the Signing Date, ***.

(b)         Buyer’s Rights Post-Closing.  Effective upon the Closing, Buyer shall have the sole right to control prosecution and maintenance of the HPN-100 Patents. Following the Signing Date, Seller shall transfer to Buyer any and all documents constituting or comprising Seller’s patent prosecution files for the HPN-100 Patents in accordance with Section 7.08. Seller shall assist and cooperate with Buyer, upon Buyer’s request and Buyer’s sole expense, in Buyer’s filing, prosecution or maintenance of the HPN-100 Patents. For the avoidance of doubt, following the Closing, Seller shall maintain the rights with respect to control of prosecution and maintenance of the Ucyclyd Manufacturing Patents as set forth in Section 7.05(a). The Parties agree that the Parties have a common interest with respect to the Ucyclyd Manufacturing Patents.

(c)         Patent Prosecution and Maintenance Costs. On and after the Closing, (A) Buyer shall be responsible solely for any and all Third Party costs and expenses incurred in connection with any filings, prosecution and maintenance of any HPN-100 Patents, and (B) Seller shall be responsible for any and all Third Party costs and expenses incurred in connection with any filings, prosecution and maintenance of any Ucyclyd Manufacturing Patents.

Section 7.06 Bulk Sales Laws.   The Parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Product Rights to Buyer; it being understood that any Liabilities arising out of the failure of Seller to comply with the requirements and provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction which would not otherwise constitute Assumed Liabilities shall be treated as Excluded Liabilities.

Section 7.07 Transfer Taxes.   All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents (including any real property transfer Tax and any other similar Tax) shall be borne and paid by *** when due. Seller shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Buyer shall cooperate with respect thereto as necessary).

Section 7.08 Technology Transfer and Product Records.   No later than *** after the Signing Date, Seller shall deliver to Buyer (a) all copies of Product Records (regardless of whether such Product Records are already in Buyer’s possession), subject to the retention rights specified in the definition of Product Records and (b) any HPN-100 Know-How not already in Buyer’s possession at the time of Closing.

Section 7.09 Perfection of IP Rights.   On and following Closing, Seller shall, on behalf of itself and all Affiliates, cooperate with Buyer to provide all assistance to and execute all documents reasonably required by Buyer to establish, assign, perfect and affirm any and all of Buyer’s rights in the HPN-100 Technology; provided that, in the case of any cooperation provided by Seller following ***, Buyer agrees to reimburse Seller for the actual, documented, out-of-pocket costs and expenses incurred by Seller in connection with such cooperation. Seller

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shall use commercially reasonable efforts to secure the signature of Seller or its Affiliates (as the case may be) to any document required to file, prosecute, register or memorialize the assignment of any rights as set forth in this Section 7.09; provided, however, if Buyer is unable to secure such signature within *** of any request by Buyer for such signature, Seller hereby irrevocably designates and appoints Buyer and Buyer’s duly authorized officers and agents as Seller’s agents and attorneys-in-fact to act for and on Seller’s behalf and instead of Seller solely to the extent required to further the filing, prosecution, registration, memorializing of assignment, issuance and enforcement of such rights and only to the extent Seller was unable to secure such signature, all with the same legal force and effect as if executed by Seller. The foregoing is deemed a power coupled with an interest and is irrevocable.

Section 7.10 Further Assurances.   Following the Closing, each of the Parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents.

Section 7.11 Adverse Events and Safety Reporting.   The Parties have previously entered into that certain Safety Data Exchange Agreement, dated August 23, 2007 (“SDEA”), which governs disclosure between the Parties of safety-related information relevant to Buphenyl and Product. The Parties agree that, effective as of the Signing Date, the SDEA hereby is terminated.

ARTICLE VIII

INDEMNIFICATION

Section 8.01 Survival.   Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is *** after the Signing Date; provided, that the representations and warranties in Section 5.01, Section 5.02, Section 5.04, Section 5.07, Section 6.01, Section 6.02 and Section 6.04 shall survive ***. All covenants and agreements of the Parties contained herein shall survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching Party to the breaching Party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

Section 8.02 Indemnification By Seller.   Subject to the other terms and conditions of this Agreement (including Article VIII), Seller shall indemnify and defend each of Buyer and its Affiliates and their respective Representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to or by reason of:

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(a)         any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement, the other Transaction Documents or in any certificate or instrument delivered by or on behalf of Seller pursuant to this Agreement;

(b)         any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement, the other Transaction Documents or any certificate or instrument delivered by or on behalf of Seller pursuant to this Agreement; or

(c)         any Excluded Asset or any Excluded Liability.

Section 8.03 Indemnification By Medicis. Subject to the other terms and conditions of this Agreement (including Article VIII), Medicis shall indemnify and defend the Buyer Indemnitees against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to or by reason of:

(a)         any inaccuracy in or breach of any of the representations or warranties of Medicis contained in this Agreement; or

(b)         any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Medicis pursuant to this Agreement.

Section 8.04 Indemnification By Buyer. Subject to the other terms and conditions of this Agreement (including Article VIII), Buyer shall indemnify and defend each of Seller and its Affiliates and their respective Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to or by reason of:

(a)         any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or in any certificate or instrument delivered by or on behalf of Buyer pursuant to this Agreement;

(b)         any breach or non-fulfillment of any covenant, agreement or obligation of Buyer pursuant to this Agreement or under any Assigned Contract;

(c)         any claim by the Brusilow Licensors for indemnification that is based on the acts or omissions of any of the Buyer Indemnitees, whether arising before, on or after the Signing Date;

(d)         any actual or alleged breach or failure to perform of the obligations to be performed by Hyperion in connection with the Brusilow License Agreement, whether arising before, on or after the Signing Date; or

(e)         any Assumed Liability.

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Section 8.05 Certain Limitations.   The indemnification provided for in Section 8.02 and Section 8.03 shall be subject to the following limitations:

(a)         Seller shall not be liable to the Buyer Indemnitees for indemnification under Section 8.02(a) (other than with respect to a claim for indemnification based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any representation or warranty in *** (the “Buyer Section 8.05(a) Basket Exclusions”)), until the aggregate amount of all Losses in respect of indemnification under Section 8.02(a) (other than those based upon, arising out of, with respect to or by reason of the Buyer Section 8.05(a) Basket Exclusions) exceeds $***, in which event Seller shall be required to pay or be liable for all such Losses from the first dollar.

(b)         Buyer shall not be liable to the Seller Indemnitees for indemnification under Section 8.04(a) (other than with respect to a claim for indemnification based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any representation or warranty in *** (the “Seller Basket Exclusions”)) until the aggregate amount of all Losses in respect of indemnification under Section 8.04(a) (other than those based upon, arising out of, with respect to or by reason of the Seller Basket Exclusions) exceeds $***, in which event Buyer shall be required to pay or be liable for all such Losses from the first dollar.

(c)         Medicis shall not be liable to the Buyer Indemnitees for indemnification under Section 8.03(a) (other than with respect to a claim for indemnification based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any representation or warranty in *** (the “Buyer Section 8.05(c) Basket Exclusions”)), until the aggregate amount of all Losses in respect of indemnification under Section 8.03(a) (other than those based upon, arising out of, with respect to or by reason of the Buyer Section 8.05(c) Basket Exclusions) exceeds $***, in which event Medicis shall be required to pay or be liable for all such Losses from the first dollar.

(d)         Seller shall have no liability (for indemnification or otherwise) with respect to claims under Section 8.02(a) for Losses that, in the aggregate, exceed an amount equal to ***; provided, however, this Section 8.05(d) will not apply to claims against Seller arising in respect of ***.

(e)         Medicis shall have no liability (for indemnification or otherwise) with respect to claims under Section 8.03(a) for Losses that, in the aggregate, exceed an amount equal to ***; provided, however, this Section 8.05(e) will not apply to claims against Medicis arising in respect of ***.

(f)         Buyer shall have no liability (for indemnification or otherwise) with respect to claims under Section 8.04(a) for Losses that, in the aggregate, exceed an amount equal to ***; provided, however, this Section 8.05(f) will not apply to claims arising in respect of ***.

Section 8.06 Indemnification Procedures.   The Party making a claim under this Article VIII is referred to as the “Indemnified Party”, and the Party against whom such claims are asserted under this Article VIII is referred to as the “Indemnifying Party”.

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(a)         Third Party Claims.  If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a Party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than *** after receipt of such notice of such Third Party Claim; provided, however, the failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 8.06(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim at the Indemnified Party’s own cost with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which counsel to the Indemnified Party determines that different counsel is required. If the Indemnifying Party elects not to defend such Third Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to prosecute the defense of such Third Party Claim, the Indemnified Party may, subject to Section 8.06(b), pay, compromise, defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim; provided, however, the Indemnifying Party shall have the right to defend such Third Party Claim at any time following the assumption of the defense by the Indemnified Party. Seller and Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available (subject to the provisions of Section 7.04) records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending Party, management employees of the non-defending Party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.

(b)         Settlement of Third Party Claims.  Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 8.06(b). If a firm offer is made to settle a Third Party Claim without leading to liability or the

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creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within *** after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 8.06(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

(c)         Direct Claims.  Any Action by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than *** after the Indemnified Party becomes aware of such Direct Claim provided, however, the failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have *** after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Indemnified Party’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such *** period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

Section 8.07 Payments.  Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this Article VIII, the Indemnifying Party shall satisfy its obligations within *** of such final, non-appealable adjudication by wire transfer of immediately available funds. The Parties hereto agree that should an Indemnifying Party not make full payment of any such obligations within such *** period, any amount payable shall accrue interest from and including the date of agreement of the Indemnifying Party or final, non-appealable adjudication to and including the date such payment has been made at the rate per annum announced by Bank of America (or its successor) as its prime rate in effect on first day of

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such period plus *** percent (***%). Such interest shall be calculated daily on the basis of a 365 day year and the actual number of days elapsed, without compounding.

Section 8.08 Tax Treatment of Indemnification Payments.   All indemnification payments made under this Agreement by Seller or Buyer shall be treated by the Parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

Section 8.09 Effect of Investigation. Buyer acknowledges that after the Signing Date of the Prior Collaboration Agreement, Buyer has been the Party primarily conducting the Business, and it has had the opportunity to conduct due diligence and investigation with respect to the Business, Product Rights and other Assets. In no event shall Seller or Medicis have any liability to the Buyer, or any obligation to provide indemnification therefor, with respect to a breach of representation, warranty, covenant or obligation under this Agreement to the extent (a) the inaccuracy of the applicable representation, warranty, covenant or obligation was, as of the Signing Date, within the Knowledge of Buyer or (b) directly caused by from Buyer’s conduct of the Business prior to, on or after the Signing Date.

Section 8.10 Exclusive Remedies.   Subject to Section 7.05, Section 10.11 and Article IX, the Parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud, criminal activity or willful misconduct on the part of a Party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Article VIII. In furtherance of the foregoing, each Party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other Parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this Article VIII; provided, however, nothing in this Section 8.10 shall limit: (a) the rights of the Parties under Article IX; (b) any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled; or (c) any Person’s right to seek and obtain any remedy on account of any Person’s fraudulent, criminal or intentional misconduct.

ARTICLE IX

TERMINATION

Section 9.01 Termination of Licenses. Seller on the one hand and Buyer on the other shall have the right, but not the obligation, to terminate a royalty-bearing or fee-bearing license granted to the other Party under Article IV of the Agreement, in the event the breaching Party fails to pay to the non-breaching Party under the Agreement an amount due with respect to such license and such non-payment is not remedied within *** following the receipt of written notice of such non-payment from the non-breaching Party. Such termination shall be effective on the expiration of such notice period if the breaching Party has failed to remedy such non-payment prior to the expiration of such notice period. Termination of a license under Article IV shall not affect any other licenses under Article IV. With respect to any non-payment of the royalty for

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products for New Indications in Section 4.02(d), Buyer shall have the right to terminate all rights granted to Seller with respect to *** (but not with respect to ***). In the event payment under this Agreement is disputed in good faith, the license shall not be terminated pending resolution of the dispute under Section 10.10, if the dispute is resolved such that payment is due, the license shall not be terminated unless and until the breaching Party fails to make such payment within *** after final resolution.

ARTICLE X

MISCELLANEOUS

Section 10.01 Expenses.   Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 10.02 Notices.   Except as otherwise set forth in the Agreement, in any case where any notice or other communication is required or permitted to be given under the Agreement, such notice or communication shall be in writing, and sent by overnight express or registered or certified mail (with return receipt requested) or sent via facsimile with confirmation by overnight express or registered or certified mail (with return receipt requested) with the recipient and shall be sent to the following address (or such other address as either Party may designate from time to time in writing):

If to Hyperion:

Hyperion Therapeutics, Inc.

601 Gateway Boulevard, Suite 200

South San Francisco, California 94080

Telephone: (650) 745-7802

Fax: (650) 745-3568

Attention: Chief Executive Officer

With a copy to:

Hogan Lovells LLP

525 University Ave., 3rd Floor

Palo Alto, CA 94301

Attention: Laura Berezin

Telephone: (650) 463 4000

Fax: (650) 463-4199

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If to Ucyclyd:

Ucyclyd Pharma, Inc.

7720 North Dobson Road

Scottsdale, AZ 85256

Attention: President

Facsimile: (480) 291-5163

With copies to:

Ucyclyd Pharma, Inc.

7720 North Dobson Road

Scottsdale, AZ 85256

Attention: Legal Department

Facsimile: (480) 291-5163

If to Medicis:

Medicis Pharmaceutical Corporation

7720 North Dobson Road

Scottsdale, AZ 85256

Attention: Chief Executive Officer

Facsimile: (480) 291-5163

With copies to:

Medicis Pharmaceutical Corporation

7720 North Dobson Road

Scottsdale, AZ 85256

Attention: Legal Department

Facsimile: (480) 291-5163

Section 10.03 Interpretation.   For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted.

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The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 10.04 Headings.   The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 10.05 Severability.   If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Except as provided in Section 7.02(f), upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 10.06 Entire Agreement.   This Agreement and the other Transaction Documents constitute the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter, including the ***. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 10.07 Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. No Party may assign its rights or obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed; provided, however, that following the Signing Date, a Party may, without the prior written consent of the other Party, assign all or any portion of its rights under this Agreement to (a) to an Affiliate or (b) to any Person pursuant to a Change in Control (including without limitation an acquirer or other transferee of all or substantially all of such Party’s business relating to this Agreement, whether by merger, acquisition, sale of stock, sale or assets, or otherwise). No assignment shall relieve the assigning Party of any of its obligations hereunder.

Section 10.08 No Third-party Beneficiaries.   Except as provided in Article VIII, this Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 10.09 Amendment and Modification; Waiver.

(a)        This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party hereto. For clarity, the Parties agree that any agreement contained in an electronic mail communication shall not constitute a “written

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UCYCLYD / HYPERION ASSET PURCHASE AGREEMENT

agreement” and the Agreement will be varied, amended or extended only pursuant to a written separate document that is signed with “wet” signatures by duly authorized officers or representatives, specifically referring to the Agreement.

(b)         No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 10.10 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)         Governing Law.

(i)         Except as set forth in subsection (a)(ii) below, the Agreement shall be governed by the laws of the State of Delaware (other than with respect to principles of conflicts of laws thereunder).

(ii)        All matters relating to this Section 10.10 and any arbitration hereunder shall be governed by the Federal Arbitration Act, Chapters 1 and 2.

(b)         Dispute Resolution Procedure.

(i)         Except for any disputes with respect to the coverage, validity or enforceability of any Patent (which shall be resolved in federal courts with competent jurisdiction), all other disputes shall be finally settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules (the “Rules”).

(ii)        The dispute shall be resolved by a panel of three (3) arbitrators (the “Arbitration Panel”). As long as they are each able and available to perform the duties of an arbitrator, the Arbitration Panel shall consist of the following three arbitrators: ***, *** and ***. If only one of these arbitrators gives notice that he or she is unable or unavailable to serve on the Arbitration Panel, then the remaining two arbitrators shall select a replacement for that arbitrator within *** of such notice. Under such circumstances, no ex parte communications between the remaining arbitrators and the Parties regarding selection of a replacement arbitrator shall be allowed. If more than one of these arbitrators is unable or unavailable to serve on the Arbitration Panel regarding the dispute, then the entire Arbitration Panel shall be reconstituted as follows: within *** after the commencement of arbitration, each Party shall select one Person to act as arbitrator, and the two (2) so selected shall select a third arbitrator within *** of the commencement of the arbitration. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator within the allotted time, the third arbitrator shall be appointed by

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UCYCLYD / HYPERION ASSET PURCHASE AGREEMENT

the American Arbitration Association in accordance with the Rules. All arbitrators shall serve as neutral, independent and impartial arbitrators. Each arbitrator shall have at least *** experience with pharmaceutical, commercial or intellectual property matters as the nature of the dispute may require.

(iii)         The arbitration shall take place in Los Angeles, California.

(iv)         Except as may be required by applicable Law, no Party to this Agreement nor its representatives nor a witness nor an arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of the other Parties. Any documentary or other evidence given by a Party or witness in the arbitration shall be treated as confidential by any Party whose access to such evidence arises exclusively as a result of its participation in the arbitration, and shall not be disclosed to any Third Party (other than a witness or expert), except as may be required by applicable Law.

(v)          Discovery will be limited to the request for and production of documents and depositions. For clarity, there shall be no interrogatories or requests to admit. With regard to electronic discovery, (A) there shall be production of electronic documents only from sources used in the ordinary course of business; (B) absent a showing of compelling need, no such documents are required to be produced from backup servers, tapes or other media; (C) the description of custodians from whom electronic documents may be collected shall be narrowly tailored to include only those individuals whose electronic documents may reasonably be expected to contain evidence that is material to the dispute, and (D) where the costs and burdens of e-discovery are disproportionate to the nature of the dispute or to the amount in controversy, or to the relevance of the materials requested, the Arbitration Panel will either deny such requests or order disclosure on condition that the requesting Party advance the reasonable cost of production to the other side, subject to the allocation of costs in the final award. Subject to the foregoing limitations, all discovery will be guided by the Federal Rules of Civil Procedure. All issues concerning discovery upon which the Parties cannot agree will be submitted to the Arbitration Panel for determination.

(vi)         The arbitrators shall have the right to award or include in their award any relief which they deem proper in the circumstances, including money damages (with interest on unpaid amounts from date due), specific performance, injunctive relief, reasonable legal fees, costs and expenses in accordance with subsection (vii) below; provided, however, that the Arbitration Panel’s award shall in no event include the award of any consequential, punitive, exemplary or treble damages as to which the Parties hereby expressly and irrevocably waive any right, except for damages resulting from a breach of a Party’s confidentiality obligations under this Agreement and except for consequential damages that fall within the definition of a Loss. For the avoidance of doubt, any damages awarded to a Third Party for which a Party is obligated to indemnify the other Party in accordance with Article VIII of this Agreement shall be considered direct damages and, therefore, is not subject to any cap on liability.

(vii)         The Arbitration Panel shall award to the prevailing Party, if any, as determined by the Arbitration Panel, an amount equal to *** percent (***%) of its costs and expenses (including reasonable attorneys’ fees) incurred in connection with the arbitration. If the

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UCYCLYD / HYPERION ASSET PURCHASE AGREEMENT

Arbitration Panel determines a Party to be the prevailing Party under circumstances where the prevailing Party won on some but not all of the claims and counterclaims, the arbitrator(s) may award the prevailing Party a percentage below *** percent (***%) of the reasonable costs and expenses (including attorneys’ fees) incurred by the prevailing Party in connection with the arbitration, as appropriate to reflect the level of winning claims and counterclaims.

(viii)         Notwithstanding the foregoing, a Party has the right to apply to any court of competent jurisdiction for provisional relief, including pre-arbitral attachments, a temporary restraining order, temporary injunction, permanent injunction or order of specific performance, as may appear reasonably necessary to preserve the rights of a Party. The application by either Party to a judicial authority for such measures shall not be deemed to be an infringement or a waiver of the arbitration agreement and shall not affect the relevant powers reserved to the arbitrator. If a Party institutes any action or proceeding to preserve its rights pursuant to this subsection (viii) then the prevailing Party in such action or proceeding shall reimburse the other Party for its reasonable costs and expenses incurred including attorneys’ fees.

(ix)          Judgment upon any award(s) rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The Parties hereby waive all objection which it may have at any time to the laying of venue of any proceedings brought in such courts, waives any claim that such proceedings have been brought in an inconvenient forum and further waives the right to object with respect to such proceedings that any such court does not have jurisdiction over such Party.

(c)         Waiver of Jury Trial.   Each Party hereby irrevocably waives all rights to a jury trial in connection with any dispute under the Agreement.

(d)         Continued Performance.   Except where clearly prevented by the area in dispute, the Parties shall continue performing their obligations under the Agreement while the dispute is being resolved under this Section 10.10 unless and until the dispute is resolved or until the Agreement is terminated as set forth in the Agreement.

Section 10.11 Specific Performance.   The Parties agree that irreparable damage may occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 10.12 Counterparts; Electronic Documents.

(a)         This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement.

(b)         A signed copy of this Agreement (including copies made using scanning technology) delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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UCYCLYD / HYPERION ASSET PURCHASE AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

UCYCLYD PHARMA, INC

/s/ Richard D. Peterson
By: Title:	Richard D. Peterson Executive Vice President, Chief Financial Officer and Treasurer

HYPERION THERAPEUTICS, INC.

/s/ Donald J. Santel
By: Title:	Donald J. Santel President and Chief Executive Officer

Signing solely for purposes of the following Sections: 4.04, 4.05, 5.01(a), 5.02(a), 5.03(a) 5.04(b), 5.11, 7.02 (as applied pursuant to 7.02(d)), 8.03 and those other provisions of Article VIII that pertain to Medicis as an indemnifying party, and those provisions of Article X that pertain to a party under the Agreement:

MEDICIS PHARMACEUTICAL CORPORATION

/s/ Richard D. Peterson
By: Title:	Richard D. Peterson Executive Vice President, Chief Financial Officer and Treasurer

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UCYCLYD / HYPERION ASSET PURCHASE AGREEMENT

SUMMARY OF SCHEDULES AND EXHIBITS TO THE ASSET PURCHASE AGREEMENT1

Seller Disclosure Schedule

Schedule 2.01(a)	Product Registrations
Schedule 2.01(c)	Assigned HPN-100 Patents
Schedule 2.01(d)	Assigned Product Registrations and Trademarks
Schedule 2.01(e)	Assigned Contracts
Schedule 2.05(b)	Payment Schedule
Schedule 2.06	Audit and Record-Keeping Requirements
Schedule 4.01(b)	Distributor Territories
Schedule 7.01(c)	Press Release announcing the execution of the Asset Purchase Agreement and the Amended and Restated Collaboration Agreement

Exhibit A	Bill of Sale
Exhibit B	Assignment and Assumption Agreement
Exhibit C	Technology Assignment Agreement
Exhibit D	Mutual Release Agreement

1 Hyperion Therapeutics, Inc. agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

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